Exhibit 5.1

May 29, 2009

Board of Directors

ATP Oil & Gas Corporation

4600 Post Oak Place, Suite 200

Houston, Texas 77027

Gentlemen:

We are counsel to ATP Oil & Gas Corporation, a Texas corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”), filed with the Securities and Exchange Commission on May 28, 2009. The Registration Statement relates to the proposed issuance and sale from time to time by the Company, together or separately and in one or more series (if applicable), pursuant to Rule 415 under the Securities Act of the following securities of the Company: (i) shares of common stock, par value $0.001 per share (“Common Stock”), (ii) preferred stock, par value $.001 per share (“Preferred Stock”), and (iii) warrants to acquire Common Stock and Preferred Stock (“Warrants” and, together with the Common Stock and Preferred Stock, the “Securities”). This opinion is being delivered in accordance with Item 601(b)(5) of Regulation S-K under the Securities Act.

The Warrants may be issued pursuant to one or more warrant agreements (the terms and conditions of which will be set forth in a prospectus supplement(s) relating to an issuance of Warrants) entered into between the Company and a financial institution identified therein as warrant agent (a “Warrant Agent”), as such warrant agreements may be supplemented from time to time (each such warrant agreement, a “Warrant Agreement”).

In our capacity as counsel to the Company, we have examined (i) the Registration Statement, (ii) a specimen certificate evidencing the Common Stock, (iii) the Amended and Restated Articles of Incorporation, as certified by the Secretary of State of the State of Texas (the “Articles of Incorporation”), (iv) the Amended and Restated Bylaws as currently in effect, as certified by the Secretary of the Company (the “Bylaws”), and (v) certain resolutions adopted by the board of directors of the Company (the “Board of Directors”) relating to the registration of the Securities and related matters. We have also examined originals, or duplicates or conformed copies, of such documents, corporate records, agreements and other instruments, and have made such other investigations, as we have deemed relevant and necessary for purposes of the opinions hereinafter set forth. As to questions of fact material to this opinion letter, we have relied upon certificates or comparable documents of public officials and upon oral or written statements and representations of officers and representatives of the Company.

ATP Oil & Gas Corporation

During the course of such examination and review, and in connection with furnishing the opinions set forth below, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and, for the purposes of this opinion letter, we have assumed that any future, similar or other required proceedings will be timely completed in the manner presently contemplated. In addition, we have assumed that the terms of the Securities will have been established so as not to, and that the execution and delivery by the Company of the Securities will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties are subject, (ii) any law, rule or regulation to which the Company is subject, except that we do not make the assumptions set forth in this clause (ii) with respect to Opined on Law (as defined below), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

To the extent that the obligations of the Company under Warrants may be dependent upon such matters, we assume for purposes of this opinion letter that (i) any applicable Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) any applicable Warrant Agent is duly qualified to engage in the activities contemplated by a Warrant Agreement; (iii) a Warrant Agreement has been duly authorized, executed and delivered by an applicable Warrant Agent and constitutes the legally valid and binding obligation of such Warrant Agent, enforceable against such Warrant Agent in accordance with its terms; (iv) any applicable Warrant Agent is in compliance, generally and with respect to acting as a trustee under a Warrant Agreement, with all applicable laws and regulations; and (v) any applicable Warrant Agent has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under a Warrant Agreement.

Our opinions set forth herein are limited to the laws of the State of Texas that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of the law of any jurisdiction other than Opined on Law on the opinions herein stated. The Securities may be issued or offered from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations under the Securities Act, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

ATP Oil & Gas Corporation

Based upon the foregoing, we are of the opinion that:

1. With respect to any Common Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Primary Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Offered Primary Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Primary Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Primary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Primary Shares and related matters; (v) the terms of the issuance and sale of the Offered Primary Shares have been duly established and are then in conformity with the Articles of Incorporation and Bylaws so as not to violate any applicable law, the Articles of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) if certificated, certificates approved by the Board of Directors and in the form required under the laws of the State of Texas representing the Offered Primary Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Primary Shares (including any shares of Common Stock duly issued upon conversion, exchange or exercise of any Preferred Stock or Warrants registered pursuant to the Registration Statement), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Primary Shares or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, legally issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

2. With respect to any series of Preferred Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Preferred Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Preferred Shares and related matters, including the adoption of a Statement of Resolution for the Offered Preferred Shares in accordance with the applicable provisions of the laws of the State of Texas (the “Statement of Resolution”); (v) the filing of the Statement of Resolution with the Secretary of State of the State of Texas has duly occurred; (vi) the terms of the issuance and sale of the Offered Preferred Shares have been duly established and are then in conformity with the Articles of Incorporation, including the Statement of Resolution relating to the Offered Preferred Shares, and the Bylaws so as not to violate any applicable law, the Articles of Incorporation or Bylaws or result in a

ATP Oil & Gas Corporation

default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) if certificated, certificates approved by the Board of Directors and in the form required under the laws of the State of Texas representing the Offered Preferred Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Preferred Shares (including any Preferred Shares duly issued upon conversion, exchange or exercise of any Preferred Shares or Warrants registered pursuant to the Registration Statement), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Preferred Shares or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, legally issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

3. With respect to the issuance and sale of Warrants to be offered by the Company pursuant to the Registration Statement when (i) a Warrant Agreement has been duly executed and delivered by the Company and a Warrant Agent, (ii) Warrants have been established in accordance with such Warrant Agreement, duly authenticated by such Warrant Agent and duly executed and delivered on behalf of the Company against payment of the agreed upon consideration therefor in accordance with the terms and provisions of such Warrant Agreement and as contemplated by the Registration Statement, the prospectus and any related prospectus supplement(s), (iii) necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Warrants proposed to be sold by the Company, and (iv) such warrants are issued and delivered in accordance with the applicable Warrant Agreement, and assuming that the (x) terms of Warrants executed and delivered are as described in the Registration Statement, an appropriate prospectus and any related prospectus supplement(s), (y) such Warrants as executed and delivered do not violate any applicable law, the Articles of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and (z) such Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, such Warrants will be duly authorized and constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions provided above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory or other laws regarding preferential transferees); (ii) the effect of general equitable principles (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability of contractual provisions providing for choice of governing law; (iv) the unenforceability of provisions purporting to waive certain rights of guarantors; (v) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (vi) the unenforceability of provisions purporting to require arbitration

ATP Oil & Gas Corporation

of disputes; and (vii) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to our reference under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. The opinions expressed herein are made as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Jackson Walker L.L.P.

Jackson Walker L.L.P.